Contact:

Euronet Worldwide, Inc.

Stephanie Taylor

+1-913-327-4200

Euronet Reports Fourth Quarter and Full Year 2025 Financial Results

Highlights reflecting key achievements supporting the Company’s strategic and digital goals:

•         Signed an agreement to acquire CrediaBank’s merchant acquiring business (20,000 merchants), expanding our distribution and payments footprint.

•         Added ~3,700 new acquiring merchants for Euronet Merchant Services

•         Expanded epay digital content distribution with Revolut to 20 countries

•         Signed Dandelion network agreement with WorldFirst, a UK-based fintech supporting cross-border payments for SMEs around the world.

LEAWOOD, KANSAS, USA February 12, 2026 - Euronet (“Euronet” or the “Company”) (NASDAQ: EEFT), a global leader in payments processing and cross-border transactions, today announced fourth quarter and full year 2025 financial results.

Euronet reports the following consolidated results for the fourth quarter 2025 compared with the same period of 2024:

•         Revenues of $1,108.7 million, a 6% increase from $1,047.3 million (1% increase on a constant currency1 basis).

•         Operating income of $101.0 million, an 18% decrease from $122.7 million (23% decrease on a constant currency basis).

•         Adjusted operating income2 of $121.6 million, a 1% decrease from $122.7 million (6% decrease on a constant currency basis).

•         Adjusted EBITDA3 of $174.3 million, a 5% increase from $165.8 million (no change on a constant currency basis).

•         Net income attributable to Euronet of $51.5 million, or $1.08 diluted earnings per share, compared with $45.2 million, or $0.98 diluted earnings per share.

•         Adjusted earnings per share4 of $2.39, a 15% increase from $2.08.

•         Euronet's cash and cash equivalents were $1,040.3 million and ATM cash was $650.3 million, totaling $1,690.6 million as of December 31, 2025, and availability under its revolving credit facilities was approximately $1,780.5 million.

Euronet reports the following consolidated results for the full year 2025 compared with the same period of 2024:

•         Revenues of $4,244.2 million, a 6% increase from $3,989.8 million (4% increase on a constant currency basis).

•         Operating income of $529.8 million, a 5% increase from $503.2 million (1% increase on a constant currency basis).

•         Adjusted operating income of $550.4 million, a 9% increase from $502.8 million (5% increase on a constant currency basis).

•         Adjusted EBITDA of $743.7 million, a 10% increase from $678.5 million (6% increase on a constant currency basis).

•         Net income attributable to Euronet of $309.5 million, or $6.84 diluted earnings per share, compared with $306.0 million, or $6.45 diluted earnings per share.

•         Adjusted earnings per share of $9.61, a 12 % increase from $8.61.

See the reconciliation of non-GAAP items in the attached financial schedules.

Michael J. Brown, Euronet’s Chairman and Chief Executive Officer, said:

“In the fourth quarter of 2025, we prioritized long-term value creation and set up the platform for 2026, against a backdrop of economic stress among lower-income consumers and ongoing immigration policy uncertainty. Our financial performance came under pressure in this period, particularly in Money Transfer and epay, and is below our historical growth profile and our future expectations for the business. Our strategic focus, and diversified revenue mix position our business for normalized growth this year and beyond.

However, despite the pressures across the business, we delivered full year adjusted earnings per share growth of 12% - in line with expectations we provided you last year. This follows the 15% increase in adjusted earnings for 2024.

During 2025, we continued advancing to a digital-first organization by investing in key digital building blocks, including digital remittances, merchant acquiring, infrastructure solutions and our revolving credit platform.

We recorded a $20.4 million charge for an optimization initiative (including restructuring charges) in Money Transfer to strengthen our bottom line and enable future-period investments. These actions were taken with the goal of increasing focus to drive growth in our digital products as well as improving operating margins. Adjusted operating income and adjusted EBITDA were adjusted for the $20.4 million charge in the Money Transfer segment during the fourth quarter and full year of 2025.

Based on the continuity and durability of our core business together with our growth initiatives across several products, distribution and geographical expansion and effective capital allocation we are confident we will deliver another year of double-digit adjusted earnings growth in the range of 10% -15% in 2026, excluding impacts from foreign exchange rates, interest rates or other unforeseen factors.”

Segment and Other Results

The EFT Processing Segment reports the following results for the fourth quarter 2025 compared with the same period or date in 2024:

•         Revenues of $303.3 million, a 14% increase from $265.6 million (8% increase on a constant currency basis).

•         Operating income of $42.8 million, a 15% increase from $37.3 million (11% increase on a constant currency basis).

•         Adjusted operating income of $43.0 million, a 15% increase from $37.3 million (12% increase on a constant currency basis).

•         Adjusted EBITDA of $72.7 million, an 18% increase from $61.7 million (13% increase on a constant currency basis).

•         Transactions of 4,306 million, a 34% increase from 3,203 million.

•         Total of 56,818 installed ATMs as of December 31, 2025, a 3% increase from 55,248 at December 31, 2024. Total of 50,959 active ATMs as of December 31, 2025, a 2% increase from 49,945 as of December 31, 2024.

For the fourth quarter and full year 2025 revenue, operating income, and adjusted EBITDA growth were driven by strong increases in the number of transactions across most markets, continued expansion into new markets, fee increase opportunities, disciplined cost management, and ongoing growth in the merchant acquiring business, with adjusted EBITDA doubling over the past two years. Installed ATMs grew modestly to 56,818 as of December 31, 2025, while the difference between installed and active ATMs reflects seasonal deactivations.

The EFT Processing Segment reports the following results for the full year 2025 compared with the same period in 2024:

•         Revenues of $1,283.7 million, an 11% increase from $1,161.2 million (7% increase on a constant currency basis).

•         Operating income of $278.8 million, a 9% increase from $256.0 million (4% increase on a constant currency basis).

•         Adjusted operating income of $279.0 million, a 9% increase from $255.6 million (4% increase on a constant currency basis).

•         Adjusted EBITDA of $385.6 million, a 9% increase from $353.5 million (5% increase on a constant currency basis).

•         Transactions of 15,534 million, a 36% increase from 11,424 million.

Euronet Merchant Services added approximately 3,700 net new acquiring merchants during the fourth quarter, demonstrating continued expansion of our merchant‑acquiring network. The CoreCard acquisition was closed late October, and target customers have been very responsive. Euronet signed an agreement, which is expected to close in the second half of 2026, to acquire CrediaBank’s merchant‑acquiring business that will add about 20,000 merchants and further strengthen the Company’s distribution and payments footprint.

The epay Segment reports the following results for the fourth quarter 2025 compared with the same period or date in 2024:

•         Revenues of $353.6 million, a 3% increase from $342.2 million (2% decrease on a constant currency basis).

•         Operating income of $47.3 million, a 1% decrease from $48.0 million (7% decrease on a constant currency basis).

•         Adjusted EBITDA of $48.8 million, a 2% decrease from $49.9 million (8% decrease on a constant currency basis).

•         Transactions of 1,189 million, no significant change from 1,185 million.

•         POS terminals of approximately 749,000 as of December 31, 2025, a 4% decrease from approximately 777,000.

•         Retailer locations of approximately 363,000 as of December 31, 2025, no significant change from approximately 362,000.

Fourth quarter 2025 constant currency revenue, operating income and adjusted EBITDA modestly declined reflecting an outsized impact of promotional campaign revenue in Q4 2024. Transaction volumes were stable and digital branded payment and mobile sales continued to grow.

In the fourth quarter 2025, epay expanded it’s global partnership with Revolut to deliver digital gift card and prepaid products to 20 countries. This integration enables Revolut customers to buy, gift, and receive rewards of digital epay content seamlessly within the Revolut app.

The epay Segment reports the following results for the full year 2025 compared with the same period in 2024:

•         Revenues of $1,187.6 million, a 3% increase from $1,150.5 million (1% increase on a constant currency basis).

•         Operating income of $136.2 million, a 5% increase from $129.9 million (3% increase on a constant currency basis).

•         Adjusted EBITDA of $142.5 million, a 4% increase from $137.2 million (2% increase on a constant currency basis).

•         Transactions of 4,579 million, a 5% increase from 4,374 million.

Full year 2025 constant currency results showed low single digit growth in revenue, operating income, and adjusted EBITDA, supported by a 5% increase in the number of transactions and ongoing strength in digital branded payment and mobile offerings. Operating income and adjusted EBITDA were impacted by the payment of $4.5 million during the first quarter to resolve an operating tax matter covering multiple years. Excluding the impact related to the operating tax matter, epay grew adjusted operating income 8% and adjusted EBITDA 7%. The constant currency revenue growth of 1% compared to the operating income growth of 8% was primarily due to lower revenue related to the discontinuance of a mobile activation product in the United States of a high-revenue low-margin product.

The Money Transfer Segment reports the following results for the fourth quarter 2025 compared with the same period or date in 2024:

•         Revenues of $454.4 million, a 3% increase from $441.9 million (1% decrease on a constant currency basis).

•         Operating income of $37.2 million, a 36% decrease from $58.4 million (41% decrease on a constant currency basis).

•         Adjusted operating income of $57.6 million, a 1% decrease from $58.4 million (6% decrease on a constant currency basis).

•         Adjusted EBITDA of $63.8 million, a 1% decrease from $64.4 million (5% decrease on a constant currency basis).

•         Total transactions of 46.7 million, no significant change from 46.9 million.

•         Network locations of approximately 639,000 as of December 31, 2025, a 5% increase from approximately 607,000.

Fourth quarter 2025 constant currency revenue, adjusted operating income, and adjusted EBITDA results were driven by a 2% decline in U.S.-originated money transfers and a 1% growth in international‑originated money transfers, including 32% growth in direct‑to‑consumer digital transactions. The decline in the U.S.-originated money transfers was influenced by US immigration reforms and economic impacts on sending customers.

During the fourth quarter 2025, Dandelion signed a network agreement with WorldFirst, a UK-based fintech that is owned and operated by Ant Group, (formerly Ant Financial) supporting cross-border payments for Small-to- Medium Sized entities (SME) around the world.

The Money Transfer Segment reports the following results for the full year 2025 compared with the same period in 2024:

•         Revenues of $1,782.4 million, a 6% increase from $1,686.5 million (4% increase on a constant currency basis).

•         Operating income of $207.2 million, a 3% increase from $201.0 million (no change on a constant currency basis).

•         Adjusted operating income of $227.6 million, a 13% increase from $201.0 million (10% increase on a constant currency basis)

•         Adjusted EBITDA of $252.5 million, an 11% increase from $227.0 million (8% increase on a constant currency basis).

•         Total transactions of 183.4 million, a 4% increase from 176.9 million.

Full year 2025 constant currency revenue, adjusted operating income, and adjusted EBITDA growth were driven by 3% growth in U.S.-originated money transfers and 5% growth in international‑originated money transfers, including 31% growth in direct‑to‑consumer digital transactions.

To further accelerate our digital strategy, approximately one year ago we launched a focused initiative to expand our wholesale, SME, and consumer digital money transfer offerings, enhance the end-to-end customer experience, and increase targeted marketing to drive customer acquisition and engagement. This initiative resulted in a $20.4 million charge in the fourth quarter 2025. We expect this investment to generate approximately $40.0 million in annual run-rate benefits, with a portion flowing through to operating income, and to drive a meaningful improvement in Money Transfer segment margins of approximately 50 to 75 basis points in 2026.

Corporate and Other reports $26.3 million of expense for the fourth quarter 2025 compared with $21.0 million for the fourth quarter 2024. For the full year 2025, Corporate and Other reports $92.4 million of expense compared with $83.7 million for the full year 2024. The increase in corporate expenses for both the fourth quarter and full year 2025 is largely the result of an increase in long-term share based compensation.

Balance Sheet and Financial Position

Unrestricted cash and cash equivalents on hand were $1,040.3 million as of December 31, 2025, compared to $1,172.5 million as of September 30, 2025. The net decrease in unrestricted cash and cash equivalents during the quarter is mainly due to working capital fluctuations, debt repayments and $225.0 million for approximately 3 million shares repurchased, partially offset by cash generated from operations. Moreover, approximately 2.6 million shares were issued to complete the CoreCard acquisition. Total indebtedness was $2,021.8 million as of December 31, 2025, compared to $2,305.3 million as of September 30, 2025. The decrease in debt was largely due to repayment of short-term borrowings. Availability under the Company's revolving credit facility was approximately $1,780.5 million as of December 31, 2025.

Non-GAAP Measures

In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as constant currency financial measures, adjusted operating income, adjusted EBITDA, and adjusted earnings per share. These measures should be used in addition to, and not a substitute for, revenues, operating income, net income and earnings per share computed in accordance with U.S. GAAP. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. These non-GAAP measures are also an integral part of the Company's internal reporting and performance assessment for executives and senior management. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

The Company does not provide a reconciliation of its forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for GAAP and the related GAAP and non-GAAP reconciliation, including adjustments that would be necessary for foreign currency exchange rate fluctuations and other charges reflected in the Company's reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

(1) Constant currency financial measures are computed as if foreign currency exchange rates did not change from the prior period. This information is provided to illustrate the impact of changes in foreign currency exchange rates on the Company's results when compared to the prior period.

(2) Adjusted operating income is defined as operating income excluding, to the extent incurred in the period, contract asset impairment and money transfer restructuring charge. Adjusted operating income represents a performance measure and is not intended to represent a liquidity measure.

(3) Adjusted EBITDA is defined as net income excluding, to the extent incurred in the period, interest expense, income tax expense, depreciation, amortization, share-based compensation, contract asset impairment, restructuring charges and other non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA represents a performance measure and is not intended to represent a liquidity measure.

(4) Adjusted earnings per share is defined as diluted U.S. GAAP earnings per share excluding, to the extent incurred in the period, the tax-effected impacts of: a) foreign currency exchange gains or losses, b) share-based compensation, c) acquired intangible asset amortization, d) non-cash income tax expense, e) non-cash investment gains and non-cash purchase accounting adjustments, f) restructuring charges, g) contact asset impairment, h) other non-operating or non-recurring items and i) dilutive shares relate to the Company's convertible notes. Adjusted earnings per share represents a performance measure and is not intended to represent a liquidity measure.

Conference Call and Slide Presentation

Euronet Worldwide will host an analyst conference call on February 12, 2026, at 9:00 a.m. Eastern Time to discuss these results. The call may also include discussion of Company developments on the Company's operations, forward-looking information, and other material information about business and financial matters. To listen to the call via telephone please register at Euronet Worldwide Fourth Quarter 2025 Earnings Call. The conference call will also be available via webcast at http://ir.euronetworldwide.com. Participants should register at least five minutes prior to the scheduled start time of the event. A slideshow will be included in the webcast.

A webcast replay will be available beginning approximately one hour after the event at http://ir.euronetworld wide.com and will remain available for one year.

About Euronet Worldwide, Inc.

A global leader in payments processing and cross-border transactions, Euronet moves money in all the ways consumers and businesses depend upon. This includes money transfers, credit/debit processing, ATMs, point-of-sale services, branded payments, currency exchange and more. With products and services in more than 200 countries and territories provided through its own brand and branded business segments, Euronet and its financial technologies and networks make participation in the global economy easier, faster and more secure for everyone. Starting in Central Europe in 1994, Euronet now supports an extensive global real-time digital and cash payments network that includes 56,818 installed ATMs, approximately 610,000 EFT point-of-sale terminals and a growing portfolio of outsourced debit and credit card services which are under management in 69 countries; card software solutions; a prepaid processing network of approximately 749,000 point-of-sale terminals at approximately 363,000 retailer locations in 66 countries; and a global money transfer network of approximately 639,000 locations serving 200 countries and territories with digital connections to 4.1 billion bank accounts and 3.7 billion digital wallet accounts. Euronet serves clients from its corporate headquarters in Leawood, Kansas, USA, and 72 worldwide offices. For more information, please visit the Company's website at www.euronet.com.

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including impacts from pandemics or other disease outbreaks; inflation; military conflicts in the Ukraine and the Middle East, and the related economic sanctions; our ability to successfully integrate any acquired operations; economic conditions in specific countries and regions; technological developments, including artificial intelligence affecting the market for our products and services; our ability to successfully introduce new products and services; foreign currency exchange rate fluctuations; the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties; interruptions in any of our systems or those of our vendors or other third parties; our ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and privacy; changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including dynamic currency conversion transactions; changes in our relationships with, or in fees charged by, our business partners; competition; the outcome of claims and other loss contingencies affecting Euronet; the cost of borrowing (including fluctuations in interest rates), availability of credit and terms of and compliance with debt covenants; and renewal of sources of funding as they expire and the availability of replacement funding. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

EURONET WORLDWIDE, INC.

Condensed Consolidated Balance Sheets

 (in millions)

	As of
	December 31,	As of
	2025	December 31,
	(unaudited)	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,040.3	$1,278.8
ATM cash	650.3	643.8
Restricted cash	23.2	9.2
Settlement assets	1,910.4	1,522.7
Trade accounts receivable, net	334.5	284.9
Prepaid expenses and other current assets	311.5	297.1
Total current assets	4,270.2	4,036.5

Property and equipment, net	375.3	329.7
Right of use lease asset, net	153.9	132.1
Goodwill and acquired intangible assets, net	1,303.5	1,048.1
Other assets, net	385.8	288.1
Total assets	$6,488.7	$5,834.5

LIABILITIES AND EQUITY
Current liabilities:
Settlement obligations	$1,910.4	$1,522.7
Accounts payable and other current liabilities	905.2	841.0
Current portion of operating lease liabilities	54.9	48.3
Short-term debt obligations	984.2	814.0
Total current liabilities	3,854.7	3,226.0

Debt obligations, net of current portion	1,037.0	1,134.4
Operating lease liabilities, net of current portion	100.6	87.4
Capital lease obligations, net of current portion	0.6	1.4
Deferred income taxes	78.3	71.8
Other long-term liabilities	95.0	84.3
Total liabilities	5,166.2	4,605.3
Equity	1,322.5	1,229.2
Total liabilities and equity	$6,488.7	$5,834.5

EURONET WORLDWIDE, INC.

Consolidated Statements of Operations

 (unaudited - in millions, except share and per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues	$4,244.2	$3,989.8	$1,108.7	$1,047.3

Operating expenses:
Direct operating costs	2,490.6	2,389.3	665.1	640.8
Salaries and benefits	712.9	650.2	187.9	167.9
Selling, general and administrative	372.2	315.3	116.8	83.4
Contract Asset Impairment	0.2	—	0.2	—
Depreciation and amortization	138.5	131.8	37.7	32.5
Total operating expenses	3,714.4	3,486.6	1,007.7	924.6
Operating income	529.8	503.2	101.0	122.7

Other income (expense):
Interest income	23.2	23.8	5.5	5.7
Interest expense	(84.5)	(80.5)	(14.4)	(21.3)
Foreign currency exchange (loss) gain	(25.2)	(19.1)	(1.5)	(35.5)
Other income	4.9	21.5	0.6	4.3
Total other (expense) income, net	(81.6)	(54.3)	(9.8)	(46.8)
Income before income taxes	448.2	448.9	91.2	75.9

Income tax expense	(135.2)	(142.6)	(39.4)	(30.6)

Net income	313.0	306.3	51.8	45.3
Net (income) loss attributable to non-controlling interests	(3.5)	(0.3)	(0.3)	(0.1)
Net income attributable to Euronet Worldwide, Inc.	$309.5	$306.0	$51.5	$45.2
Add: Interest expense from assumed conversion of convertible notes, net of tax	3.5	4.2	1.6	0.9
Net income for diluted earnings per share calculation	$313.0	$310.2	$53.1	$46.1
Earnings per share attributable to Euronet Worldwide, Inc. stockholders - diluted	$6.84	$6.45	$1.08	$0.98
Diluted weighted average shares outstanding	45,782,801	48,082,766	49,126,383	47,050,602

EURONET WORLDWIDE, INC.

Reconciliation of Net Income to Operating Income (Expense), Adjusted Operating Income (Expense) and Adjusted EBITDA

 (unaudited - in millions)

	Three months ended December 31, 2025
	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$51.8

Add: Income tax expense					39.4
Add: Total other expense, net					9.8

Operating income (expense)	$42.8	$47.3	$37.2	$(26.3)	$101.0
Add: Contract asset impairment	0.2	—	—	—	0.2
Add: Money Transfer restructuring charge	—	—	20.4	—	20.4
Adjusted operating income (expense) (1)	$43.0	$47.3	$57.6	$(26.3)	$121.6

Add: Depreciation and amortization	29.8	1.5	6.2	0.2	37.7
Add: Share-based compensation	(0.1)	—	—	15.1	15.0

Earnings before interest, taxes, depreciation, amortization, contract asset impairment, restructuring charge and share-based compensation (Adjusted EBITDA) (1)	$72.7	$48.8	$63.8	$(11.0)	$174.3

	Three months ended December 31, 2024
	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$45.3

Add: Income tax expense					30.6
Add: Total other expense, net					46.8

Operating income (expense)	$37.3	$48.0	$58.4	$(21.0)	$122.7

Add: Depreciation and amortization	24.4	1.9	6.0	0.2	32.5
Add: Share-based compensation	—	—	—	10.6	10.6

Earnings before interest, taxes, depreciation, amortization, share-based compensation (Adjusted EBITDA) (1)	$61.7	$49.9	$64.4	$(10.2)	$165.8

(1) Adjusted operating income (expense) and Adjusted EBITDA are non-GAAP measures that should be considered in addition to, and not a substitute for, net income computed in accordance with U.S. GAAP.

EURONET WORLDWIDE, INC.

Reconciliation of Net Income to Operating Income (Expense), Adjusted Operating Income (Expense) and Adjusted EBITDA

 (unaudited - in millions)

	Twelve months ended December 31, 2025
	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$313.0

Add: Income tax expense					135.2
Add: Total other expense, net					81.6

Operating income (expense)	$278.8	$136.2	$207.2	$(92.4)	$529.8
Add: Contract asset impairment	0.2	—	—	—	0.2
Add: Money Transfer restructuring charge	—	—	20.4	—	20.4
Adjusted operating income (expense) (1)	$279.0	$136.2	$227.6	$(92.4)	$550.4

Add: Depreciation and amortization	106.7	6.3	24.9	0.6	138.5
Add: Share-based compensation	(0.1)	—	—	54.9	54.8

Earnings before interest, taxes, depreciation, amortization, contract asset impairment, restructuring charge and share-based compensation (Adjusted EBITDA) (1)	$385.6	$142.5	$252.5	$(36.9)	$743.7

	Twelve months ended December 31, 2024
	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$306.3

Add: Income tax expense					142.6
Add: Total other expense, net					54.3

Operating income (expense)	$256.0	$129.9	$201.0	$(83.7)	$503.2

Less: Non-cash purchase accounting adjustment	(0.4)	—	—	—	(0.4)
Adjusted operating income (expense) (1)	$255.6	$129.9	$201.0	$(83.7)	$502.8

Add: Depreciation and amortization	97.9	7.3	26.0	0.6	131.8
Add: Share-based compensation	—	—	—	43.9	43.9

Earnings before interest, taxes, depreciation, amortization, non-cash purchase accounting adjustment and share-based compensation (Adjusted EBITDA) (1)	$353.5	$137.2	$227.0	$(39.2)	$678.5

(1) Adjusted operating income (expense) and Adjusted EBITDA are non-GAAP measures that should be considered in addition to, and not a substitute for, net income computed in accordance with U.S. GAAP.

EURONET WORLDWIDE, INC.

Reconciliation of Adjusted Earnings per Share

(unaudited - in millions, except share and per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income attributable to Euronet Worldwide, Inc.	$309.5	$306.0	$51.5	$45.2
Foreign currency exchange loss	25.2	19.1	1.5	35.5
Intangible asset amortization(1)	22.1	21.7	7.9	4.7
Share-based compensation(2)	54.9	43.9	15.1	10.6
Money Transfer restructuring charge (3)	20.4	—	20.4	—
Non-cash purchase accounting (income) expense adjustment(4)	—	(0.4)	—	—
Income tax effect of above adjustments(5)	(64.0)	13.2	(3.0)	3.2
Contract asset impairment(6)	0.2	—	0.2	—
Non-cash investment gain(7)	(2.7)	(20.3)	(1.1)	(3.5)
Non-cash GAAP tax expense (benefit)(8)	42.4	9.9	6.6	(3.1)
Adjusted earnings(9)	$408.0	$393.1	$99.1	$92.6
Adjusted earnings per share - diluted(9)	$9.61	$8.61	$2.39	$2.08

Diluted weighted average shares outstanding (GAAP)	45,782,801	48,082,766.0	49,126,383	47,050,602
Effect of adjusted EPS dilution of convertible notes	(3,670,901)	(2,781,818.0)	(8,047,923)	(2,781,818)
Effect of unrecognized share-based compensation on diluted shares outstanding	359,656	369,573.0	362,500	295,559
Adjusted diluted weighted average shares outstanding	42,471,556	45,670,521	41,440,960	44,564,343

(1) Intangible asset amortization of $7.9 million and $4.7 million are included in depreciation and amortization expense of $37.7 million and $32.5 million for both the three months ended December 31, 2025 and December 31, 2024, in the consolidated statements of operations. Intangible asset amortization of $22.1 million and $21.7 million are included in depreciation and amortization expense of $138.5 million and $131.8 million for both the twelve months ended December 31, 2025 and December 31, 2024, respectively, in the consolidated statements of operations.

(2) Share-based compensation of $15.1 million and $10.6 million are included in salaries and benefits expense of $187.9 million and $167.9 million for the three months ended December 31, 2025 and December 31, 2024, respectively, in the consolidated statements of operations. Share-based compensation of $54.9 million and $43.9 million are included in salaries and benefits expense of $712.9 million and $650.2 million for the twelve months ended December 31, 2025 and December 31, 2024, respectively, in the consolidated statements of operations.

(3) A Money Transfer restructuring charge of $20.4 million is included in operating income for the three and twelve months ended December 31, 2025 in the consolidated statements of operations.

(4) Non-cash purchase accounting (income) adjustment of $0.4 million is included in operating income for the twelve months ended December 31, 2024 in the consolidated statement of operations.

(5) Adjustment is the aggregate U.S. GAAP income tax effect on the preceding adjustments determined by applying the applicable statutory U.S. federal, state and/or foreign income tax rates.

(6) Contract asset impairment of $0.2 million is included in the operating income for the three and twelve months ended December 31, 2025 in the consolidated statement of operations.

(7) Non-cash investment gain of $1.1 million and $2.7 million, respectively, for the three and twelve months ended December 31, 2025 is included in other income in the consolidated statement of operations. Non-cash investment gain of $3.5 million and $20.3 million, respectively, for the three and twelve months ended December 31, 2024 is included in other income in the consolidated statement of operations.

(8) Adjustment is the non-cash GAAP tax impact recognized on certain items such as the utilization of certain material net deferred tax assets and amortization of indefinite-lived intangible assets.

(9) Adjusted earnings and adjusted earnings per share are non-GAAP measures that should be considered in addition to, and not as a substitute for, net income and earnings per share computed in accordance with U.S. GAAP.